 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2020

BIOHITECH GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BHTG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 18, 2020, BioHiTech Global, Inc. (the “Registrant”) entered into a series of Securities Purchase Agreements with certain accredited investors (the “Investors”), including two of the Registrant’s Directors, pursuant to which the Registrant agreed to sell and the Investors agreed to purchase in a private placement offering (the “Offering”) in the aggregate offering amount of $1,5000,000 of units (the “Units”) comprised of (i) One Thousand Forty Five (1,045) shares of the Company’s newly-created Series F Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Series F Shares”) at the Purchase price of One Hundred Fifteen Dollars ($115.00) per share (the “Stated Value”) and (ii) warrants (the “Warrants,”) to purchase One Hundred Seventy Eight Thousand Five Hundred Ninety Seven (178,597) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $2.30 per share (the “Exercise Price”).

The Series F Shares are convertible into shares of Common Stock at a fixed conversion price of $2.10 per share of Common Stock subject to certain anti-dilution adjustments (the “Conversion Price”) and redeemable by the Company twenty-four (24) months after issuance for cash, provided that such cash payment is permissible under the Company’s existing indebtedness and obligations, or for shares of Common Stock at the Stated Value, plus any outstanding accrued or accumulated dividends if the closing price of the Common Stock is over $3.00 per share and the average daily, trading volume is over 50,000 shares. The Series F Shares will also accrue dividends at the rate of nine percent (9%) per annum, payable in semi-annual installments of cash, provided such cash payment is permitted, or at the option of the Purchaser, in shares of Common Stock at the Conversion Price. In addition, the Series F Shares, plus any accrued and unpaid dividends, may be converted at any time by the Investors into Common Stock at the Conversion Price.

The Units, the Series F Preferred Shares and the Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The Units, the Series F Preferred Shares and the Warrants and the Common Stock issuable upon conversion of the Series F Preferred Shares and the Warrants have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The foregoing descriptions of the terms and conditions of the Securities Purchase Subscription Agreement, the Warrants and the Certificate of Designation of Rights and Preferences of the Series F Redeemable. Convertible Preferred Stock (the “Certificate of Designation”) are only a summary and are qualified in their entirety by the full text of the Securities Purchase Agreement, the Warrants, and the Certificate of Designation which are filed as Exhibits 4.1, 10.1, and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Securities

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Securities Purchase Agreements contain representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the investors acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Company made no solicitation in connection with the sale other than communications with the investors; the Company obtained representations from the investors regarding their investment intent, experience and sophistication; and the investors either received or had access to adequate information about the Company in order to make an informed investment decision.

Item 9.01.	Financial Statements and Exhibits.

Number	Description
4.1	Certificate of Designation of Series F Redeemable, Convertible Preferred Stock of BioHiTech Global, Inc.
10.1	Form of Securities Purchase Agreement
10.2	Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2020	BIOHITECH GLOBAL, INC.

	By:	/s/ Brian C. Essman
		Name:	Brian C. Essman
		Title:	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)